UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

National Research Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska 68508

(Address of principal executive offices, including zip code)

(402) 475-2525

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, National Research Corporation (the "Company") announced that Steven D. Jackson has been named President of the Company.

Mr. Jackson, 40, has served as President of the Company since October 1, 2015, after serving as the Company’s Group President from October 2014, when he joined the Company, to September 2015. Prior to joining the Company, Mr. Jackson served as Chief Strategy Officer for Vocera Communications where he was employed from 2007 to 2014. Earlier in his career, he held positions of increasing responsibility at The Advisory Board Company, Neoforma, and Stockamp & Associates. Mr. Jackson graduated with honors from the University of California, Davis.

A copy of the Company’s press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Not applicable.

(d)     Exhibits. The following exhibit is being filed herewith:

                                         (99)         Press Release of National Research Corporation, dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015

NATIONAL RESEARCH CORPORATION

By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated October 1, 2015

Exhibit
Number

(99)     Press Release of National Research Corporation, dated October 1, 2015.